Exhibit 10.1

                      CAPITAL STOCK CONTRIBUTION AGREEMENT



                                  by and among



                              KIRKLAND RANCH, LLC,
                     a California limited liability company,

                          KIRKLAND KNIGHTSBRIDGE, LLC,
                     a California limited liability company,

                         KNIGHTSBRIDGE FINE WINES, INC.,
                              a Nevada corporation


                                       and



                               MR. LARRY KIRKLAND,
                                  Equityholder

                                TABLE OF CONTENTS

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1.       Certain Definitions......................................................................................1

2.       Contribution of Kirkland Assets; Assumption of Certain Liabilities; Contribution of
         Knightsbridge Common Stock. .............................................................................2
         2.1      Contribution of Kirkland Assets.................................................................2
         2.2      Excluded Assets.................................................................................4
         2.3      Assumption of Certain Liabilities...............................................................4
         2.4      Excluded Liabilities............................................................................4
         2.5      Contribution of Knightsbridge Common Stock......................................................4
         2.6      Transfer of Assets; Attorney-in-fact............................................................5

3.       The Closing..............................................................................................6

4.       Closing Deliveries.......................................................................................6
         4.1      Deliveries of Kirkland and the Equityholder.....................................................6
         4.2      Deliveries of Newco.............................................................................7
         4.3      Deliveries of Knightsbridge.....................................................................8

5.       Further Assurances.......................................................................................8

6.       Representations and Warranties of Kirkland...............................................................8
         6.1      Organization; Good Standing.....................................................................8
         6.2      Authority; Enforceability.......................................................................9
         6.3      Investments.....................................................................................9
         6.4      No Conflict.....................................................................................9
         6.5      Litigation; Compliance with Law.................................................................9
         6.6      Financial Statements...........................................................................10
         6.7      Absence of Undisclosed Liabilities.............................................................10
         6.8      Taxes..........................................................................................10
         6.9      Title to Assets................................................................................11
         6.10     Fixed Assets...................................................................................11
         6.11     Intellectual Property Matters..................................................................11
         6.12     Material Agreements............................................................................12
         6.13     Customers and Suppliers........................................................................13
         6.14     Inventory......................................................................................13
         6.15     Accounts Receivable............................................................................13
         6.16     Authorizations.................................................................................13
         6.17     Environmental Matters..........................................................................14
         6.18     Related Parties................................................................................14
         6.19     Improper or Unlawful Payments..................................................................15
         6.20     No Brokers.....................................................................................15
         6.21     Product Warranties; Returns....................................................................15
         6.22     Conditions Affecting the Business..............................................................15

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
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         6.23     Conduct of Business............................................................................15
         6.24     Insurance......................................................................................15
         6.25     Products.......................................................................................16
         6.26     Real Property..................................................................................16
         6.27     Employee Benefits..............................................................................17
         6.28     Consents/Bulk Sales............................................................................17
         6.29     Intentionally Deleted..........................................................................18
         6.30     Disclosure.....................................................................................18
         6.31     Investment Undertaking.........................................................................18
         6.32     No Representation..............................................................................18

7.       Representations and Warranties of Knightsbridge.........................................................18
         7.1      Organization; Good Standing....................................................................18
         7.2      Authority; Enforceability......................................................................19
         7.3      No Conflict....................................................................................19
         7.4      Capitalization.................................................................................20
         7.5      Knightsbridge Common Stock.....................................................................20
         7.6      SEC Filings....................................................................................20
         7.7      Litigation.....................................................................................20
         7.8      Brokers........................................................................................21
         7.9      No Prior Activities............................................................................21
         7.10     Disclosure.....................................................................................21
         7.11     Compliance With Laws...........................................................................21
         7.12     Consents.......................................................................................22
         7.13     Non-contravention..............................................................................22
         7.14     Taxes..........................................................................................22
         7.15     Knightsbridge's Due Diligence .................................................................22

8.       Covenants...............................................................................................22
         8.1      Transfer and Retention of Records..............................................................22
         8.2      Employee Matters; Use of Premises by Knightsbridge.............................................22
         8.3      Tax Matters....................................................................................23
         8.4      Use of Kirkland Name in Competing Business.....................................................23
         8.5      Bulk Sales.....................................................................................23
         8.6      Repayment of Institutional Indebtedness........................................................23
         8.7      Public Statements..............................................................................23

9.       Conditions to the Obligations to Close..................................................................24
         9.1      Representations and Warranties.................................................................24
         9.2      Performance of Obligations.....................................................................24
         9.3      No Material Adverse Change.....................................................................24
         9.4      Closing Deliveries.............................................................................24
         9.5      Financing......................................................................................24

10.      Indemnification.........................................................................................24
         10.1     Indemnification by Kirkland....................................................................24
         10.2     Indemnification by Knightsbridge...............................................................25
         10.3     Right to Indemnification Not Affected by Knowledge or Waiver...................................26

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
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         10.4     Indemnification Amount.........................................................................26
         10.5     Time Limitations...............................................................................26

11.      Miscellaneous...........................................................................................26
         11.1     Attorneys Fees and Costs and Transaction Taxes.................................................26
         11.2     Expenses.......................................................................................27
         11.3     Amendment......................................................................................27
         11.4     Entire Agreement...............................................................................27
         11.5     Waiver.........................................................................................27
         11.6     Notices........................................................................................27
         11.7     Governing Law; Jurisdiction....................................................................28
         11.8     Severability...................................................................................29
         11.9     Binding Effect; Assignment.....................................................................29
         11.10    Headings.......................................................................................29
         11.11    Third Parties..................................................................................29
         11.12    Counterparts...................................................................................29
         11.13    Confidentiality................................................................................30

                               Index of Schedules
                                [To be supplied]

                      CAPITAL STOCK CONTRIBUTION AGREEMENT

                  CAPITAL STOCK CONTRIBUTION AGREEMENT (this "Agreement"), dated as of April 21, 2004, by and among KIRKLAND RANCH, LLC, a California limited liability company ("Kirkland"), KIRKLAND KNIGHTSBRIDGE, LLC, a California limited liability company ("Newco"), KNIGHTSBRIDGE FINE WINES, INC., a Nevada corporation ("Knightsbridge"), and Mr. Larry Kirkland ("Equityholder").

                                    RECITALS

                  WHEREAS, Kirkland has previously contributed (the "Kirkland Contribution") to Newco all of the tangible and intangible assets, properties and rights of Kirkland used or held for use in connection with the ownership and operation of a vineyard and winery by which the cultivation of grape varieties, manufacture and production of wine, and the distribution of wine products for retail consumption occurs (the "Business"), and Newco has assumed certain liabilities of Kirkland.

                  WHEREAS, in consideration of the Kirkland Contribution, Newco issued a 100% membership interest to Kirkland pursuant to the terms, conditions and provisions contained in that certain original Limited Liability Company Agreement of Newco (the "Original LLC Agreement");

                  WHEREAS, at the Closing (as defined below), Knightsbridge desires to contribute (the "Knightsbridge Contribution") to Newco shares of its Common Stock, par value $.001 per share (the "Common Stock");

                  WHEREAS, at the Closing (as defined below), in consideration of the Knightsbridge Contribution, Newco will transfer to Knightsbridge a 50% membership interest pursuant to the terms, conditions and provisions contained in this Agreement and that certain Amended and Restated Limited Liability Company Agreement dated as of the Closing Date (the "LLC Agreement");

                  WHEREAS, at the Closing, Knightsbridge shall also fund the balance of the loan in the original amount of $2,400,000 to Newco;

                  WHEREAS, following the Knightsbridge Contribution and transfer by Newco, Knightsbridge and Kirkland shall each own a 50% membership interest in Newco pursuant to the terms, conditions and provisions contained in the LLC Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Certain Definitions. The terms defined in Appendix I attached hereto, whenever used in this Agreement (including, without limitation, the exhibits and schedules attached hereto), shall have the meanings given to them in Appendix I.

     2. Contribution of Kirkland Assets; Assumption of Certain Liabilities; Contribution of Knightsbridge Common Stock.

          2.1 Contribution of Kirkland Assets. Subject to the terms and provisions contained herein, and in consideration of the issuance of the 100% membership interest in Newco to Kirkland, Kirkland has sold, assigned, conveyed, transferred and delivered, as a capital contribution to Newco, all of its right, title and interest in and to, free and clear of all Liens (except for Permitted Liens), all of the assets, rights, properties and contracts related to, or utilized in connection with, the Business (collectively, the "Assets") other than those specific Excluded Assets described in Section 2.2 hereof, wherever located and however situated. The Assets include, without limitation, the following:

               (i) full title and ownership to the sixty-nine (69) acre parcel of land on which the Business is conducted (the "Parcel"), a description of which is set forth on Schedule 2.1(i);

               (ii) the winery located on the Parcel, including, without limitation, full title and ownership to the building located on the Parcel consisting of approximately fifty-seven thousand (57,000) square feet where wine is manufactured, produced and stored (the "Building");

               (iii) all of the Inventory, including, without limitation, cased wines and in bulk wines, and goods in-transit; all of which Inventory is set forth on Schedule 6.14 attached hereto;

               (iv) all of the Accounts Receivable, notes and other amounts receivable and the proceeds of any of the foregoing (including, without limitation, all rebates or vendor reimbursements due from any supplier or vendor or buying association with respect to the period prior to the Closing); all of which Accounts Receivable is set forth on Schedule 6.15 attached hereto;

               (v) all of the Intellectual Property Rights (and all goodwill associated therewith, if any) related to or used in the Business including, without limitation, the Internet domain name www.kirklandranchwinery.com, the label names "Kirkland Ranch", "Jamieson Canyon", and "Soscol Ridge" and any and all other labels, approvals, trademarks, trademark applications, service marks, service mark applications and all goodwill associated therewith set forth on
          Schedule 6.11 attached hereto, and any derivatives or combinations thereof;

               (vi) all right, title and interest of Kirkland in and to the Intangibles;

               (vii) all of the books and records relating to the Business, the Assets and the Assumed Liabilities (excluding the equity ownership records, tax returns, general ledger and minute books of Kirkland) including, without limitation: quality control records; records relating to the Authorizations; records relating to the adoption and use of any of the Intellectual Property Rights; specifications; sales; purchasing; rebates; customers; vendors; suppliers; product registrations;

          mailing lists; advertising materials; catalogs (digital and print); market research data; promotional and marketing materials (digital and print); print, radio and television commercials; label and shipping carton dies; designs; films; artwork; photography; mechanical art; color separations; prints, plates and graphic material; and all files and correspondence related to any of the foregoing;

               (viii) all transferable governmental approvals, authorizations, consents, licenses, orders, franchises, alcoholic beverage permits and licenses and other permits of any Governmental Entity owned, held, or utilized by Kirkland in connection with the Business, including the Authorizations;

               (ix) all raw materials, work in process, wine casks and barrels, supplies, spare parts, tooling and shipping and packaging materials;

               (x) the exclusive right of Kirkland to represent itself as carrying on the Business in continuation thereof, including, without limitation, all telephone, facsimile, and customer service or 800 phone numbers of Kirkland;

               (xi) all manufacturer warranties provided to Kirkland with respect to any items which are part of the Assets;

               (xii) the Fixed Assets owned or leased by Kirkland for use in the Business as set forth on Schedule 6.10 attached hereto;

               (xiii) all Material Agreements to which Kirkland is a party or by which Kirkland is bound as set forth on Schedule 6.12 attached hereto;

               (xiv) all cash, cash equivalents, and marketable securities including, without limitation, bank deposits, investments in "money market" funds, commercial paper funds, certificates of deposit, and Treasury bills, together with any accrued interest thereon;

               (xv) all prepaid items (or portions thereof) relating exclusively to the Business;

               (xvi) all deposits paid to Kirkland by any customers in respect of any future product orders;

               (xvii) all computer software used in connection with the Business;

               (xviii) any contracts of insurance with respect to the Business, and any reimbursement for, or other benefit associated with, prepaid insurance, including without limitation, any insurance proceeds with respect to events occurring prior to the date hereof;

               (xix) all goodwill and all other rights, properties, and assets of any kind or character whatsoever directly or indirectly relating to the conduct of the Business, whether tangible or intangible, owned, licensed, or held by Kirkland, including, without limitation, the full benefit of all third party representations, warranties, guarantees, indemnities, undertakings, certificates, covenants, agreements and the like and all security received by Kirkland for the purchase or other acquisition of any part of the Assets, except to the extent such rights, properties, or assets comprise a part of an Excluded Asset or are expressly excluded by the terms of this Agreement.

          2.2 Excluded Assets. Notwithstanding any other provision contained in this Agreement, it is expressly agreed that Newco did not acquire and does not and will not own any of those personal family items or memorabilia and decorations of the Equityholder and his family members used in the Business (collectively, the "Excluded Assets").

          2.3 Assumption of Certain Liabilities. Subject to the terms and conditions of this Agreement, as of the Closing Date, Newco hereby agrees to assume and pay, perform and discharge, when due, the following liabilities and obligations of Kirkland, which shall not include any Excluded Liabilities (collectively, the "Assumed Liabilities"):

               (i) all liabilities under the Material Agreements and the Authorizations arising from and after the date hereof;

               (ii) all liabilities of Kirkland relating to the Business due to unaffiliated third parties for the purchase and sale of goods made in the ordinary course of business consistent with the past practices of Kirkland;

               (iii) all accrued expenses as set forth on Schedule 2.3 (iii) attached hereto;

               (iv) the liabilities of Kirkland payable to the Equityholder and to Kirkland Cattle Company, a California general partnership, as set forth on Schedule 2.3(iv) attached hereto; and

               (v) the liabilities of Kirkland payable to Knightsbridge as set forth on Schedule 2.3(v) attached hereto.

          2.4 Excluded Liabilities. It is expressly agreed that Kirkland shall retain and Newco shall not assume or have any liability, responsibility or obligation, directly or indirectly, for any liabilities of Kirkland or the Equityholder or which in any way relate to or arise from the Business, or Assets or otherwise (whether known or unknown, fixed or contingent, material or immaterial, mature or unmatured) other than the Assumed Liabilities, including, without limitation (i) subject to 11.1 below, any professional, attorney or accounting fees; and (ii) federal and state income taxes of Kirkland.

          2.5 Contribution of Knightsbridge Common Stock. At the Closing, subject to the capital adjustments set forth in Section 2.6, and in consideration of the transfer by Kirkland of 50% of its membership interest in Newco to Knightsbridge, Knightsbridge shall issue and deliver to Newco, as a capital contribution, shares of Common Stock. The number of shares of Common Stock initially issued to Newco (the "Initial Shares") shall be equal to the quotient of the amount of ten million dollars ($10,000,000) divided by $2.35 per share. The Common Stock shall be held by Newco for a period of not less than two (2) years prior to any distribution under the terms and conditions of the LLC Agreement. The Initial Shares issued to Newco pursuant to this Agreement shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable.

          2.6  Transfer of Assets; Attorney-in-fact.

               (a) Kirkland has put Newco into full physical possession and enjoyment of the Assets by delivery of the Assets to Newco at Kirkland's place of business in Napa, California. With respect to the Assets that could not be physically delivered to Newco because they were in the possession of third parties or otherwise, Kirkland has provided irrevocable instructions to the party in possession thereof, with copies to Newco, that all right, title, and interest therein have been vested in Newco and that the same are to be held for Newco's exclusive use and benefit.

               (b) To the extent that the assignment by Kirkland to Newco of any Material Agreement or other contract, agreement, instrument, license, understanding, or arrangement to be assigned to Newco hereunder shall require the consent of a party other than Kirkland, which has not been obtained prior to the Closing and if Kirkland and Knightsbridge shall nevertheless elect to consummate the transactions contemplated by this Agreement, this Agreement shall not constitute an agreement to assign the same if an attempted assignment without such consent would constitute a breach thereof unless Knightsbridge before, at, or after the Closing elects in a writing delivered to Kirkland, specifically identifying such absent consent, to waive such consent.

               (c) For a period of twelve months after the Closing Date, Kirkland hereby constitutes and appoints Newco, and its successors and permitted assigns, as the true and lawful attorneys-in-fact of Kirkland with full power of substitution, in the name of Newco or the name of Kirkland, on behalf of and for the benefit of Newco, to collect all accounts receivable included within the Assets and other items being transferred, conveyed and assigned to Newco as provided herein, to endorse, without recourse, checks, notes and other instruments included with the Assets in the name of Kirkland for the purpose of collection, to institute and prosecute, in the name of Kirkland or otherwise, all proceedings which Newco may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Assets being transferred, conveyed and assigned as provided herein and to defend and compromise or settle any and all actions, suits or proceedings in respect of any of such Assets and Assumed Liabilities and to do all such acts and things in relation thereto as Newco may deem advisable in its sole discretion. Kirkland acknowledges and agrees that the foregoing powers are coupled with an interest and shall be irrevocable. Kirkland further agrees that Newco shall retain for its own account any amounts collected pursuant to the foregoing powers, and Kirkland, the Equityholder, and their Affiliates shall pay to Newco, if and when received, any amounts which shall be received by Kirkland, the Equityholder, or their Affiliates after the Closing in respect of the Assets to be transferred, conveyed and assigned to Newco as provided herein.

     3. The Closing. The closing of this Agreement and the other transactions contemplated hereby (the "Closing") shall take place at 10:00 a.m., local time, within two (2) business days following the satisfaction of all closing conditions contained herein, but in no event later than April 30, 2004, unless otherwise agreed to by the parties in writing (the "Closing Date"). The Closing shall take place at the offices of Newco, or at such other location as the parties shall agree.

     4. Closing Deliveries.

          4.1 Deliveries of Kirkland and the Equityholder. At the Closing and subject to the terms, provisions and conditions contained herein, Kirkland and the Equityholder shall take all actions and do all things necessary to sell, transfer, assign, convey and deliver the Assets to Newco, free and clear of any and all Liens (except for Permitted Liens) and to consummate the transactions contemplated hereby, including, without limitation, delivery or causing to be delivered to Newco and/or Knightsbridge, as applicable, the following:

               (a) Bill of Sale, Assignment and Assumption Agreement (the "Bill of Sale"), with full covenants of warranty as to the good and indefeasible title of Kirkland in the Assets, necessary to sell, transfer and assign all of Kirkland's right, title and interest in and to the Assets, free and clear of any and all Liens (except for Permitted Liens);

               (b) such instruments of sale, assignment, transfer and conveyance as Newco may request in order to record the sale, assignment, transfer and conveyance of any of the Intellectual Property Rights with the United States Patent and Trademark Office, the United States Copyright Office and any other Governmental Entity, domestic or foreign;

               (c) a copy of the Grant Deed (the "Grant Deed"), with full covenants and warranties as to the good and indefeasible title of Newco in the Parcel and the Building located thereon;

               (d) a certificate of good standing of Kirkland, dated as of a recent date, from the Secretary of State of the State of California;

               (e) a certificate dated as of the Closing Date, executed by the Manager of Kirkland, certifying that attached thereto are (i) true, correct and complete copies of the Certificate of Formation and the Limited Liability Company Agreement of Kirkland; (ii) true, correct and complete copy of the resolutions adopted by the Board of Managers and the members of Kirkland authorizing the execution, delivery and performance of this Agreement and the Kirkland Documents and the consummation of the transactions contemplated hereby and thereby; and (iii) the incumbency of the officers of Kirkland executing this Agreement and the Kirkland Documents;

               (f) all Authorizations necessary or required to be obtained in order to consummate the transactions contemplated hereby;

               (g) evidence of filing of such financing statements and termination and release agreements, including without limitation, termination of the loan and mortgage to Prudential, as are required in order to sell, transfer, assign, convey and deliver to Newco all rights, title and interest of Kirkland in and to the Assets, free and clear of all Liens (except for Permitted Liens);

               (h) the LLC Agreement and exhibits attached, all duly executed by Kirkland;

               (i) a policy of title insurance, dated as of the date of the Closing and issued by Newco's title insurance company, insuring Newco with respect to all Owned Real Property (in amounts acceptable to Newco), subject only to the Permitted Liens, together with (i) surveys acceptable to Newco of all Owned Real Property, which surveys shall be certified to Newco, Newco's lender and Newco's title insurance company, showing the locations of all buildings, all other improvements and the Permitted Liens, (ii) insurance that the Permitted Liens have not been violated and that a violation shall not cause a forfeiture or right of reentry and (iii) such other title insurance as Newco shall reasonably require;

               (j) satisfactory evidence of payment of all applicable real property transfer, documentary stamp and similar taxes (and all forms and returns required in connection therewith) in connection with transactions contemplated hereby;

               (k) an affidavit pursuant to the Foreign Investment in Real Property Tax Act;

               (l) such other certificates, documents, receipts and instruments as Newco or its legal counsel may reasonably request.

          4.2 Deliveries of Newco. At the Closing and subject to the terms, provisions and conditions contained herein, Newco shall deliver to Kirkland and/or Knightsbridge, as applicable, the following:

               (a) a certificate of good standing of Newco, dated as of a recent date, from the Secretary of State of the State of California;

               (b) a certificate dated as of the Closing Date, executed by the Secretary of Newco certifying that attached thereto is: (i) a true, correct and complete copy of the Certificate of Formation of Newco; (ii) a true, correct and complete copy of the resolutions adopted by the Board of Managers of Newco authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby; and (iii) the incumbency of the officers of Newco executing this Agreement;

               (c) the LLC Agreement and exhibits attached, all duly executed by Newco;

               (d) such other certificates, documents and instruments as Kirkland or its legal counsel may reasonably request.

          4.3 Deliveries of Knightsbridge. At the Closing, and subject to the terms, provisions and conditions contained herein, Knightsbridge shall deliver to Newco or the Equityholder, as applicable, the following:

               (a) a certificate of good standing of Knightsbridge, dated as of a recent date, from the Secretary of State of the State of Nevada;

               (b) a certificate dated as of the Closing Date, executed by the Secretary of Knightsbridge certifying that attached thereto is: (i) a true, correct and complete copy of the Certificate of Incorporation of Knightsbridge;
(ii) a true, correct and complete copy of the resolutions adopted by the Board of Directors of Knightsbridge authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby; and (iii) the incumbency of the officers of Knightsbridge executing this Agreement;

               (c) a stock certificate issued to Newco representing the Initial Shares;

               (d) the LLC Agreement and exhibits attached, all duly executed by Knightsbridge;

               (e) such other certificates, documents and instruments as Kirkland or its legal counsel may reasonably request.

               (f) the balance of the loan proceeds in the amount of $2,400,000, less the amount of documented loan advances previously made to Kirkland.

     5. Further Assurances. Each of Kirkland, Knightsbridge, Newco and the Equityholder covenants and agrees to execute, deliver, file and record, or cause to be executed, delivered, filed and recorded, such further agreements, instruments and other documents and take, or cause to be taken, such further actions, as any party hereto may reasonably request as being necessary or advisable to effect or evidence the transactions contemplated by this Agreement.

     6. Representations and Warranties of Kirkland. Unless otherwise specified, to its best knowledge and subject to the disclosures provided herein, Kirkland hereby represents and warrants to each of Newco and Knightsbridge as follows:

          6.1 Organization; Good Standing. Kirkland is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California and has the power and authority to own and lease its assets and properties and to conduct the Business as it is now being conducted. Kirkland is qualified to do business as a foreign company in all jurisdictions where it is required to be qualified, except those jurisdictions whereby the failure to qualify would not have a Material Adverse Effect.

          6.2 Authority; Enforceability.

               (a) Kirkland has the corporate power and authority to execute, deliver and perform this Agreement and all other agreements, certificates and documents executed or delivered, or to be executed or delivered, by Kirkland in connection herewith (collectively, the "Kirkland Documents"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Kirkland Documents by Kirkland has been duly authorized by all necessary company action on the part of Kirkland. This Agreement and each of the Kirkland Documents have been duly executed and delivered by Kirkland and this Agreement and each of the Kirkland Documents constitute (or, in the case of certain of the Kirkland Documents, when executed and delivered will constitute) the legal, valid and binding obligations of Kirkland, enforceable against Kirkland in accordance with their respective terms.

               (b) The Equityholder has the legal capacity to execute, deliver and perform this Agreement. This Agreement and the Kirkland Employment Agreement have been duly executed and delivered by the Equityholder and constitutes the legal, valid and binding obligations of the Equityholder enforceable against the Equityholder in accordance with its respective terms.

          6.3 Investments. Kirkland has no subsidiaries, joint ventures or other equity interests or investments.

          6.4 No Conflict. Except as set forth on Schedule 6.4, the execution, delivery and performance of this Agreement and the Kirkland Documents by Kirkland and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate or conflict with any provision of the Articles of Organization or the Limited Liability Company Agreement of Kirkland;
(ii) violate, conflict with, result in a material breach of or constitute (with or without notice or lapse of time or both) a default under, give rise to a right of termination, amendment or cancellation of, accelerate the performance required by, or result in any payment under, any Material Agreement, instrument or other writing of any nature whatsoever to or by which Kirkland is a party or is bound, or by which any of the Assets or the Business is subject; (iii) violate, conflict with or result in a material breach of any Legal Requirement applicable to Kirkland; (iv) result in the creation of any Lien on any of the Assets; or (v) render void or create a right of amendment, termination or rescission under any Material Agreement or other arrangement with a customer of or vendor to the Business, except to the extent such right would not have a Material Adverse Effect.

          6.5 Litigation; Compliance with Law.

               (a) Litigation. There are no suits or actions, or, pending or threatened, against or relating to Kirkland. There are no judgments, orders, stipulations, injunctions, decrees or awards in effect which relate to Kirkland or the operation of Kirkland, which if decided against Kirkland would materially affect the ability of Kirkland to consummate the transactions contemplated hereby, except for any suits or actions that would not, have a Material Adverse Effect.

               (b) The operation, ownership and use of the Assets by Kirkland are in material compliance with, and conform to, all law, statute, ordinance, code, rule, regulation, policy, guidance document, provision of law, or other requirement, order, judgment, award and decree (each, a "Legal Requirement") applicable to Kirkland, the Business or the Assets, including, without limitation, the rules and regulations concerning operation of a vineyard, cultivation and manufacture of wine, utilization of migrant workers, use of pesticides and other agricultural chemicals, or as promulgated by the U.S. Food and Drug Administration, U.S. Department of Labor, U.S. Immigration and Naturalization Service, U.S. Environmental Protection Agency, Federal Occupational Safety and Health Act of 1970, and any state laws analogous thereto. No notice has been served upon either Kirkland or the Equityholder (other than a notice subsequently withdrawn or with regard to a violation subsequently cured) from any Governmental Authority or other person claiming, nor does there currently exist, any violation of any applicable Legal Requirement in connection with any of such activities.

          6.6 Financial Statements. Schedule 6.6 attached hereto sets forth a true and correct copy of Kirkland's Unaudited Balance Sheet, Statement of Profit and Loss and Cash Flows as of and for each of the fiscal years ending December 31, 2003, December 31, 2002 and December 31, 2001, including the notes thereto (collectively, the "Financial Statements"). The Financial Statements were prepared from and are in agreement with the books and records of Kirkland, and fairly present the financial position of Kirkland for the periods set forth in such Financial Statements.

          6.7 Absence of Undisclosed Liabilities. Except as set forth on
Schedule 6.7 attached hereto or as set forth or adequately reserved against on the balance sheet dated as of December 31, 2003 (or disclosed in the notes thereto) (the "December 2003 Balance Sheet"), Kirkland has no liabilities or obligations. Except as set forth on Schedule 6.7 attached hereto, all liabilities and obligations of Kirkland incurred since January 1, 2004 have been incurred in the ordinary course of business in a manner consistent with past practice, except for liabilities and obligations of Kirkland which do not and will not have a Material Adverse Effect. For purposes of this Section 6.7, all references to Kirkland's liabilities shall include, without limitation, all liabilities, whether direct or indirect, absolute, contingent or matured, known or unknown, asserted or unasserted, and liquidated or unliquidated.

          6.8 Taxes. (a) Except as set forth on Schedule 6.8(a) attached hereto:

               Kirkland has duly and timely filed (in accordance with any extensions duly granted by the appropriate Governmental Entity) with the appropriate Governmental Entity all Tax Returns required to be filed by Kirkland for Taxes, and paid the amount of Tax showing as payable on such Tax Returns, for all periods ending on or prior to the date of the Closing.

               There is no pending, proposed or, to the actual knowledge of Kirkland, threatened any audit, examination, investigation, dispute, deficiency assessment, refund litigation, claim, or other administrative or judicial proceeding relating to any Tax for which Kirkland is or may be liable and which could result in a Lien on any of the Assets.

          6.9 Title to Assets. Except as set forth on Schedule 6.9 attached hereto, Kirkland has good, valid and indefeasible title to or, in the case of licenses, valid and subsisting licenses in the Assets, in each case free and clear of any and all Liens (except for Permitted Liens). The Assets that are owned, together with those used under license, are free from material defects, are in good operating condition and a good state of maintenance and repair, subject only to normal wear and tear in the ordinary course of business, and are suitable for the continued conduct of the Business in a manner consistent with past practices. The Assets include all rights and property necessary for the conduct of the Business by Newco in the manner it is presently conducted by Kirkland. At the Closing, Newco will obtain from Kirkland good and indefeasible title to all of the Assets, free and clear of all Liens (except for Permitted Liens).

          6.10 Fixed Assets. Schedule 6.10 attached hereto contains a true, complete and correct list, together with brief description of, the machinery, equipment, furniture and fixtures (the "Fixed Assets") and other items of personal property owned by Kirkland and all interests therein which are part of the Assets, including, without limitation, all wine casks and barrels. Except as set forth in Schedule 6.10, Kirkland has good, valid and indefeasible title to the Fixed Assets and the personal property owned by Kirkland, in each case free and clear of any and all Liens (except for Permitted Liens). All of the Fixed Assets and, if applicable, the personal property are in good operating condition, state of maintenance and repair and working order, subject to normal wear and tear.

          6.11 Intellectual Property Matters. Set forth on Schedule 6.11 attached hereto is a list of the Intellectual Property Rights, specifying as to each, as applicable: (i) the nature of the Intellectual Property Right; (ii) all licenses, sublicenses and other agreements (true, correct and complete copies of any such licenses, sublicenses or other agreements are attached to Schedule 6.11) relating in any manner to any Intellectual Property Right; and (iii) the filing and registration information with respect to each Intellectual Property Right that is registered with the United States Patent and Trademark Office, the United States Copyright Office, any state or foreign jurisdiction or other Governmental Authority. There are no Intangibles that are owned by Kirkland or the Equityholder or any of their respective Affiliates or family members which are used in or in connection with the Business that are not set forth on
Schedule 6.11 attached hereto. Except as set forth on Schedule 6.11 attached hereto, there are no royalties, fees or other amounts payable by or to Kirkland with respect to any of the Intellectual Property Rights. Kirkland nor the Equityholder has received a notice of a claim of infringement or knows of any reasonable basis for a claim that such an infringement or violation exists. Kirkland has ownership of (free and clear of any and all Liens) or rights by license, lease or other agreement to use (free and clear of any and all Liens and without the payment of any fees or the incurrence of any royalties or other amounts) the Intellectual Property Rights that are necessary to permit the use of the Assets and to conduct the Business. None of the Equityholder or any of his Affiliates or family members or any present or former employee of Kirkland owns or has a propriety or financial interest, directly or indirectly, in any of the Intellectual Property Rights. Neither Kirkland nor the Equityholder is a party in any pending action, suit or proceeding that involves a claim of infringement or any other claim related to any Intellectual Property Right or, to the actual knowledge of Kirkland, there is no threatened action, suit or proceeding that involves a claim of infringement or any other claim relating to any Intellectual Property Right. None of the Intellectual Property Rights is subject to any outstanding Legal Requirement in order to maintain any federal registration of such Intellectual Property Rights. No Intellectual Property Right is subject to any outstanding order, judgment, decree, stipulation or agreement restricting its use by Kirkland or restricting the licensing thereof to any Person by Kirkland or which could affect the transfer of the Intellectual Property Rights to Newco free and clear of any and all Liens. Upon the execution and recording, where applicable, of such instruments of assignment or conveyance as may be requested by Newco, all Intellectual Property Rights will be fully vested in Newco, free and clear of any and all Liens.

          6.12 Material Agreements.

               (a) Schedule 6.12 sets forth a list and a brief description of all material written and oral contracts or agreements relating to Kirkland, including without limitation any: (i) contract or series of contracts resulting in a commitment or potential commitment for expenditure or other obligation or potential obligation, or which provides for the receipt or potential receipt, involving in excess of Five Thousand Dollars ($5,000.00) in any instance, or series of related contracts that in the aggregate give rise to rights or obligations exceeding such amount; (ii) agreement which restricts Kirkland from engaging in any line of business or from competing with any other Person; (iii) warranties made with respect to products manufactured, packaged, distributed or sold by Kirkland; (iv) partnership, shareholder, joint venture, or similar agreement or arrangements to which Kirkland is a party; (v) contracts with suppliers and distributors; (vi) any agreements, contracts, license or sublicense agreements, assignments, or understandings with respect to Intellectual Property owned or used by Kirkland; or (vii) any other contract, agreement, instrument, arrangement or commitment that is material to the condition (financial or otherwise), results of operation, assets, properties, liabilities, Business or prospects of Kirkland or the Assets (collectively, the "Material Agreements"). Kirkland has previously furnished to Newco true, complete and correct copies of all Material Agreements required to be listed on
Schedule 6.12.

               (b) Except as set forth on Schedule 6.12, none of the Material Agreements was entered into outside the ordinary course of business of Kirkland.

               (c) The Material Agreements are each in full force and effect and are the valid and legally binding obligations of Kirkland and the other parties thereto, enforceable in accordance with their respective terms, subject only to bankruptcy, insolvency or similar laws affecting the rights of creditors generally and to general equitable principles and foreign laws. Neither Kirkland nor the Equityholder has received notice of default by Kirkland under any of the Material Agreements or any other contract or agreement relating to borrowed money to which Kirkland is a party or by or to which it or its assets are bound or subject, and, to the actual knowledge of Kirkland, no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default by Kirkland thereunder. Neither Kirkland nor the Equityholder has received notice of the pending or threatened cancellation, revocation or termination of any of the Material Agreements or any other agreements relating to borrowed money to which Kirkland is a party or by or to which it or its assets are bound or subject, nor are any of them aware of any facts or circumstances which could lead to any such cancellation, revocation or termination. Neither Kirkland nor the Equityholder has received notice, or has any knowledge, that the consummation of the transactions contemplated under this Agreement would result in any party to a Material Agreement canceling, revoking, or terminating such Material

Agreement or ceasing to transact business, or materially altering the manner in which it transacts business, pursuant to such Material Agreement.

          6.13 Customers and Suppliers. (a) Schedule 6.13(a) attached hereto contains a list of each of the ten (10) largest customers and suppliers (measured by dollar volume of purchases and sales, as applicable) of Kirkland for each of the fiscal years ended 2001, 2002 and 2003. Except as set forth on
Schedule 6.13(a) attached hereto, neither Kirkland nor the Equityholder is engaged in any dispute with any customer, supplier or manufacturer with respect to the Assets or the Business, nor does Kirkland or the Equityholder have knowledge of any matter or fact as of the Closing Date which could reasonably be expected to result in a dispute with any customer, supplier or manufacturer with respect to the Assets or the Business.

               (b) Except as set forth on Schedule 6.13(b), to the actual knowledge of Kirkland and Equityholder, no customer, supplier or manufacturer is terminating or not renewing its contractual arrangements with Kirkland prior to the Closing Date or because of the purchase of a fifty percent (50%) interest in Newco by Knightsbridge.

          6.14 Inventory. Schedule 6.14 contains a true, complete and correct list of all of Kirkland's inventories of commodities and wine products, whether raw materials, work-in-process or finished goods, relating to the operation of the Business, including, without limitation, all wine stocks, as well as all of Kirkland's merchandising, promotional and packaging supplies and materials which are held at, or are in transit from or to, any of the locations at which any aspect of the operations of Kirkland is conducted, or which are used by or held for the benefit of Kirkland, (the "Inventory") as of the Closing Date. All such Inventory arose from bona fide transactions in the ordinary course of business consistent with past practice. Kirkland is not under any obligation to return any of the Inventory in its possession to any other Person.

          6.15 Accounts Receivable. The Accounts Receivable set forth on
Schedule 6.15 are: (i) good and collectible in the ordinary course of business;
(ii) the result of bona fide, arm's-length completed transactions in the ordinary course of business consistent with past practices; and (iii) not subject to any deductions, credits, counterclaims, disputes or offsets.

          6.16 Authorizations. To the actual knowledge of Kirkland, Kirkland owns, holds, possesses or lawfully uses all Authorizations which are in any manner necessary for the ownership and use of the Assets. Kirkland is not in default, nor has Kirkland received any notice of any claim of default with respect to any Authorization and, to the knowledge of Kirkland, no event has occurred, which with the giving of notice or passage of time or both, would cause or give rise to any default with respect to any Authorization. To the actual knowledge of Kirkland, all such Authorizations are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees, and will not be adversely affected or terminated by consummation of the transactions contemplated hereby. None of the Authorizations have been amended, assigned, pledged or otherwise transferred. The Authorizations include, but are not limited to, as applicable, licenses for the production and distribution of wine products from the FDA, permits for the use of pesticides and other agricultural chemicals from the EPA, and visas applicable to the use of migrant workers and immigrants.

          6.17 Environmental Matters. Except as set forth on Schedule 6.17 attached hereto:

               (a) Kirkland is in material compliance with all Environmental Laws and Environmental Permits, including, without limitation, the use of pesticides and other chemicals in the cultivation of the vineyard and production of wine, except where the failure to comply with such Environmental Laws and Environmental Permits would not have a Material Adverse Effect.

               (b) Neither Kirkland nor the Equityholder has received any written notice with respect to Kirkland or any Site related to the Business from any Governmental Entity or other Person alleging that Kirkland is not in compliance with any Environmental Law or Environmental Permit, and none of them has received any written notice or request for information with respect to, and has not been designated a responsible or potentially responsible party for, remedial action, response costs or investigation.

               (c) There has been no Release of a Hazardous Substance at, from, in, to, on or under any Site and no Hazardous Substance is present in, on, about or migrating to or from any Site that could reasonably be expected to give rise to any Environmental Claim against Kirkland.

               (d) There are no pending or outstanding corrective actions requested, required or being conducted by any Governmental Entity or Regulatory Authority with respect to Kirkland for the investigation, remediation or cleanup of any Site, and there have been no such corrective actions.

               (e) Kirkland has obtained and holds all Environmental Permits necessary for the conduct of its operations and Business as presently conducted.

               (f) There are no past, pending or, to the actual knowledge of Kirkland, threatened Environmental Claims against Kirkland, and Kirkland has no knowledge of any facts or circumstances which could reasonably be expected to form the basis of any Environmental Claim against Kirkland.

          6.18 Related Parties. Except as set forth on Schedule 6.18, neither Kirkland, the Equityholder, nor any current or former (within the past three (3) years) manager, officer, or member of Kirkland, or any of their family members (individually a "Related Party" and collectively the "Related Parties"), or any Affiliate of Kirkland or any Related Party: (a) owns, directly or indirectly, any interest in any person which is a competitor of Kirkland, or of a supplier or customer of Kirkland; (b) owns, directly or indirectly, in whole or in part, any property, asset or right, real, personal or mixed, tangible or intangible (including, but not limited to, any of the intangible property) which is utilized in the operation of the Business; (c) has an interest in or is, directly or indirectly, a party to any contract, agreement, lease or arrangement pertaining or relating to Kirkland; or (d) to the best knowledge of Kirkland, has any cause of action or other claim whatsoever against, or owes any amount to, Kirkland.

          6.19 Improper or Unlawful Payments. Neither Kirkland nor any of its officers and agents, Affiliates or, to the actual knowledge of Kirkland, any other Person associated with or acting on behalf of Kirkland, the Equityholder or any of their respective Affiliates or family members, has made any illegal or improper payment to, or provided any illegal or improper benefit or inducement for, any governmental official, union official, supplier, customer, union or other Person, in an attempt to influence any such Person to take or to refrain from taking any action relating to the Business or any of the Assets or to engage in any action by or on behalf of Kirkland or the Equityholder or any of their respective Affiliates or family members in any way or paid any bribe, payoff, influence payment, kickback or other unlawful payment.

          6.20 No Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Kirkland and the Equityholder directly with Newco and Knightsbridge and without the intervention of any other Person acting on behalf of Kirkland or the Equityholder and in such manner as not to give rise to any claim against Newco or Knightsbridge or any of their respective Affiliates for any finder's fee, brokerage commission or like payment.

          6.21 Product Warranties; Returns. With respect to the Inventory: (a) except as set forth on Schedule 6.21, Kirkland is not liable for any unexpired product warranty with respect to any of the Inventory that it distributes or that it has heretofore distributed, sold or manufactured; (b) neither Kirkland nor the Equityholder has received any notice of any claim based upon any product warranty with respect to the Inventory; and (c) neither Kirkland nor the Equityholder knows or has any reasonable ground to know of any such claim (actual or threatened) based upon any product warranty with respect to any such product. Schedule 6.21 attached hereto sets forth all warranties, express or implied, that Kirkland has made or is responsible for in connection with any Inventory. Schedule 6.21 sets forth the percentage of product returns and exchanges for the past three fiscal (3) years.

          6.22 Conditions Affecting the Business. There is no fact, development or threatened development with respect to the markets, products, services, clients, customers, facilities, personnel, vendors, suppliers or operations of Kirkland with respect to the Business or the Assets or the Assumed Liabilities which, to the actual knowledge of Kirkland or the Equityholder, could have a Material Adverse Effect.

          6.23 Conduct of Business. Except as disclosed on Schedule 6.23 hereto, since December 31, 2001, Kirkland has conducted its business in the ordinary and usual course consistent with past practices and no Material Adverse Effect has occurred.

          6.24 Insurance. Schedule 6.24 sets forth a true and complete list of all insurance policies providing insurance coverage of any nature to Kirkland or pertaining to the Real Property. Kirkland has previously provided Newco with true and complete copies of all of such insurance policies, as amended to the date hereof. Such policies provide adequate and customary coverage for the Business and are sufficient for compliance by Kirkland with all Legal Requirements and all Material Agreements to which Kirkland is a party or by which any of the Assets of Kirkland are bound. All of such policies are in full force and effect and are valid and enforceable in accordance with their terms, and Kirkland has complied with all terms and conditions of such policies, including premium payments. Kirkland has not received any written notice from its insurance carriers of an intention to cancel or alter the coverage under any of its policies during the past twelve months.

          6.25 Products. To the actual knowledge of Kirkland, there exists no set of facts (i) which could furnish a basis for the recall, withdrawal or suspension of any Authorization, approval or consent of any Governmental Entity with respect to any product manufactured, distributed or sold by Kirkland (a "Product"), (ii) which could furnish a basis for the recall, withdrawal or suspension by order of any Governmental Entity of any Product, or (iii) which could have a Material Adverse Effect or which could otherwise cause Kirkland to recall, withdraw or suspend any such Product from the market or to change the marketing classification of any such Product.

          6.26 Real Property.

               (a) Schedule 6.26 sets forth a list (including, without limitation, legal descriptions) of all real property owned by Kirkland (the "Owned Real Property"). Kirkland owns the Owned Real Property in fee subject to no Liens (including, without limitation, leases, occupancy agreements, possessory rights, options and rights of first refusal) except for Permitted Liens. Kirkland has not leased all or any part of any Owned Real Property.

               (b) Kirkland is not a party to any lease or sublease under which Kirkland is tenant or subtenant.

               (c) Schedule 6.26(c) is a list of all service contracts, equipment leases, maintenance contracts, management agreements and other agreements, oral or written (the "Service Contracts") which are in force and pertain to or affect any Owned Real Property. Copies of the Service Contracts have been delivered by Kirkland to Newco. Kirkland is party to all the Service Contracts and the same are in full force and effect and are enforceable in accordance with their respective terms, except as such enforceability may be subject to or limited by bankruptcy, insolvency, reorganization or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights generally. Except as set forth on Schedule 6.26(c), the Service Contracts have not been amended or extended. Kirkland has not assigned, pledged or otherwise transferred any Service Contract and there is no default (and to Kirkland's best knowledge, no event which with the passage of time or the giving of notice, or both, would constitute a default) under any Service Contract by any party thereto.

               (d) All licenses, permits and permanent certificates of occupancy (the "Approvals"), if any, needed in connection with the construction, use, occupancy and maintenance of any Owned Real Property are set forth in Schedule 6.26(e). The Approvals have been duly issued and paid for and are in full force and effect in accordance with the respective terms thereof. The Approvals have not been amended. Kirkland has not assigned, pledged or otherwise transferred any Approval. Kirkland has delivered to Newco copies of the Approvals.

               (e) Copies of the current real estate tax bills for the Owned Real Property have been delivered to Newco by Kirkland.

               (f) Schedule 6.26(g) is a list of the written guarantees and warranties in force which Kirkland has received from its contractors, suppliers and materialmen with respect to any Owned Real Property. Kirkland has delivered to Newco copies of such guarantees and warranties.

               (g) There are no pending or, to Kirkland's actual knowledge, contemplated zoning changes, "floor area ratio" changes, variances, special zoning exceptions, conditions or agreements affecting or which might affect any Owned Real Property.

               (h) No assessments or special assessments have been levied or, to Kirkland's best knowledge, are contemplated or pending against any Owned Real Property, except that the Property is in the process of being reassessed due to a transfer from the Kirkland Cattle Company to Kirkland and there may be a reassessment in the transfer of the Property from Kirkland to Newco and when Knightsbridge acquires a 50% interest in Newco.

               (i) Neither Equityholder nor Kirkland owe any monies to any contractor, subcontractor or materialmen for labor or materials performed, rendered or supplied in connection with any Owned Real Property for which such person could claim a lien.

               (j) Kirkland is currently in default under its loan with Prudential.

               (k) The Owned Real Property, including, without limitation, all building systems, structural components, and building equipment, are in good condition and repair, and to Kirkland's actual knowledge there exist no defects in the same.

               (l) Public utilities currently serve all utility requirements of all Owned Real Property. All such public utilities enter directly through adjoining public streets and do not pass through adjoining private land. All such public utilities are installed and operating and all installation and connection charges have been paid for in full.

               (m) To Kirkland's actual knowledge, the streets, roads, highways and avenues in front of or adjoining any Owned Real Property have been dedicated to the proper municipal authority and such municipal authority has accepted such dedication.

          6.27 Employee Benefits.

         Schedule 6.27 contains a complete and accurate list of all Employee Benefit Plans and a complete copy of the current Kirkland Employee handbook which has been previously delivered to Knightsbridge.

          6.28 Consents/Bulk Sales.

               (a) Except as set forth on Schedule 6.28, no filing or registration with, notice to or authorization, consent or approval or other action (including, without limitation, the grant of any waiver) of any Governmental Entity or any other Person is required to be obtained by Kirkland or the Equityholder in connection with: (i) the transfer to Newco of the Assets or the assumption of the Assumed Liabilities; (ii) the execution, delivery and performance of this Agreement and the Kirkland Documents and the consummation of the transactions contemplated hereby and thereby; and (iii) following the Closing, the enjoyment and possession by Newco of all of the rights and privileges with respect to the Assets and the Business.

          6.29 [Intentionally Deleted].

          6.30 Disclosure. No representation or warranty of Kirkland contained in this Agreement or the Kirkland Documents, and no statement, report, or certificate furnished by or on behalf of Kirkland or the Equityholder to Newco or its agents pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

          6.31 Investment Undertaking. Kirkland acknowledges that the Initial Shares to be issued to Newco pursuant to this Agreement will be "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"). Kirkland further acknowledges that Newco is acquiring such shares for Newco's own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. Kirkland represents that it is an "accredited investor", as that term is defined in Rule 501 under the Securities Act, and such Initial Shares may not be sold, transferred, pledged, loaned, assigned, hypothecated or otherwise disposed of unless such Initial Shares are subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available.

          6.32 No Representation. Kirkland and Equityholder make no representations, warranties or covenants, express or implied with regard to (i) the economics, profitability or success of the operations of Kirkland and/or Newco; (ii) the projected sales, projected revenues, projected expenses or projected profits or lack thereof of Kirkland and/or Newco, and Kirkland is looking to Newco's relationship with Knightsbridge to provide increased and improved marketing and sales for Newco.

     7. Representations and Warranties of Knightsbridge. To its best knowledge and subject to the written disclosure provided respectively, Newco and Knightsbridge, as applicable hereby represent and warrant to Kirkland as follows:

          7.1 Organization; Good Standing.

               (a) Newco is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California and has the power and authority to own and lease its assets and properties and to conduct its business as it is now being conducted. Newco is qualified to do business as a foreign company in all jurisdictions where it is required to be qualified, except those jurisdictions whereby the failure to qualify would not have a Material Adverse Effect.

               (b) Knightsbridge is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the power and authority to own and lease its assets and properties and to conduct its business as it is now being conducted. Knightsbridge is qualified to do business as a foreign company in all jurisdictions where it is required to be qualified, except those jurisdictions whereby the failure to qualify would not have a Material Adverse Effect.

          7.2 Authority; Enforceability.

               (a) Newco has the corporate power and authority to execute, deliver and perform this Agreement and all other agreements, certificates and documents executed or delivered, or to be executed or delivered, by Newco in connection herewith (collectively, the "Newco Documents"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Newco Documents by Newco has been duly authorized by all necessary corporate action on the part of Newco. This Agreement and each of the Newco Documents have been duly executed and delivered by Newco and this Agreement and each of the Newco Documents constitute (or, in the case of certain of the Newco Documents, when executed and delivered will constitute) the legal, valid and binding obligations of Newco, enforceable against Newco in accordance with their respective terms.

               (b) Knightsbridge has the corporate power and authority to execute, deliver and perform this Agreement and all other agreements, certificates and documents executed or delivered, or to be executed or delivered, by Knightsbridge in connection herewith (collectively, the "Knightsbridge Documents"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Knightsbridge Documents by Knightsbridge has been duly authorized by all necessary corporate action on the part of Knightsbridge. This Agreement and each of the Knightsbridge Documents have been duly executed and delivered by Knightsbridge and this Agreement and each of the Knightsbridge Documents constitute (or, in the case of certain of the Knightsbridge Documents, when executed and delivered will constitute) the legal, valid and binding obligations of Knightsbridge, enforceable against Knightsbridge in accordance with their respective terms.

          7.3 No Conflict. The execution, delivery and performance of this Agreement and the Newco Documents by Knighstbridge and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate or conflict with any provision of the Articles of Organization or the LLC Agreement of Newco; (ii) violate, conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under, give rise to a right of termination, amendment or cancellation of, accelerate the performance required by, or result in any payment under, any contract, instrument or other writing of any nature whatsoever to or by which Knighstbridge is a party or is bound, or by which any of the assets or the business is subject; (iii) violate, conflict with or result in a breach of any Legal Requirement applicable to Knighstbridge; (iv) result in the creation of any Lien on any of the Assets (except for Permitted Liens); or (v) render void or create a right of amendment, termination or rescission under any Material Agreement or other arrangement with a customer of or vendor to the business.

          7.4 Capitalization. Knightsbridge has authorized capital stock consisting of 100,000 shares of common stock, 31,562,000 shares of which are issued and outstanding, and no shares of preferred stock.

          7.5 Knightsbridge Common Stock. The Initial Shares, when issued and delivered to Newco in accordance with the terms and provisions of this Agreement, will be (i) duly authorized and validly issued, fully paid and non-assessable, (ii) free and clear of any security interests, pledges, mortgages, claims, liens and encumbrances of any kind whatsoever, and (iii) issued in compliance with all applicable federal and state securities laws.

          7.6 SEC Filings.


               (a) Knightsbridge has previously delivered to Kirkland a copy of each report required to be filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") filed with the Securities and Exchange Commission (the "SEC") on or after September 30, 2003 (the "Knightsbridge SEC Reports"), which are all the forms, reports and documents required to be filed by Knightsbridge with the SEC since September 30, 2003. Except for changes required by the Securities and Exchange Commission, the Knightsbridge SEC Reports (A) were prepared in accordance with the requirements of the Exchange Act and (B) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (b) Except for changes required by the Securities and Exchange Commission, each of (i) Knightsbridge's audited consolidated balance sheet and related consolidated statements of income, cash flows and changes in stockholders' equity (together with related notes) as of and for the year ended December 31, 2003, as contained in the Knightsbridge SEC Reports, and (ii) Knightsbridge's unaudited consolidated balance sheet and related consolidated statements of income, cash flows and changes in stockholders' equity as of and for the nine month period ended December 31 2003, as contained in the Knightsbridge SEC Reports (collectively, the "Knightsbridge Financial Statements"), (x) fairly present in all material respects the financial position of Knightsbridge as of the dates thereof and the results of its operation, cash flows and stockholders' equity for each of the periods then ended, except that the unaudited financial statements are subject to normal year-end adjustments, and (y) were prepared in accordance with GAAP applied in a consistent basis throughout the periods involved, in each case, except as otherwise indicated in the notes thereto.

          7.7 Litigation. Excepting a threatened claim made by California Wine Company ("Stonegate") against Knightsbridge for monetary damages with respect to Knightsbridge's alleged obligation to purchase grapes under contract with Stonegate, there are no suits or actions, or, pending or, to the knowledge of Knightsbridge, threatened, against or relating to Knightsbridge. There are no judgments, orders, stipulations, injunctions, decrees or awards in effect which relate to Knightsbridge or the operation of Knightsbridge, which if decided against Knightsbridge would materially affect the ability of Knightsbridge to consummate the transactions contemplated hereby, except for any suits or actions that would not, have a Material Adverse Effect.

          7.8 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Knightsbridge.

          7.9 No Prior Activities. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Newco has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind or entered into any agreement or arrangement with any person.

          7.10 Disclosure. No representation or warranty of Knightsbridge or Newco contained in this Agreement or the Newco Documents or the Knightsbridge Documents, as applicable, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.

          7.11 Compliance With Laws. To the best of Knightsbridge's knowledge, Knightsbridge is in material compliance with all laws, rules, regulations, ordinances, agreements, codes, orders, licenses, and permits applicable to its business. Knightsbridge has not received notice of any violation of any applicable federal, state, or local statute, law, or regulation (including any applicable employment, or other law, ordinance, or regulation) affecting its properties or the business; and to the best knowledge of Knightsbridge, there are no such violations.

          7.12 Consents. To the best of Knightsbridge's knowledge, no consent, approval, permit, license or authorization of any local, state, federal or international governmental authority or agency which has jurisdiction over the parties ("Governmental Authority") or any other person is required to be obtained by them in connection with the execution and delivery of this Agreement and the transaction documents or the performance by them of the transactions contemplated hereby and thereby.

          7.13 Non-Contravention. The execution and delivery of this Agreement by Knightsbridge does not, and the performance by the parties of this transaction contemplated hereby and thereby to be performed the by will not conflict with, or result in any violation of, or constitute a default under any provision of any contract, instrument or agreement to which Knightsbridge is a party or by which Knightsbridge is found; be a violation of any domestic or foreign statute, law, ordinance, rule or regulation of any Governmental Authority ("Law"); or create or impose any lien, charge or encumbrance of any of the Property.

          7.14 Taxes. Knightsbridge has timely filed all federal, state, local, foreign and other returns, estimates and reports ("Returns") which it was required to file relating or pertaining to any and all taxes attributable to, or incurred in connection with the Property or the Business ("Taxes"). All such Returns are true and correct and were completed in accordance with applicable law. Knightsbridge has paid all Taxes and have withheld with respect all of

Knightsbridge's employees all Federal, state and local income taxes, FICA, FATA and any other taxes required to be withheld. There are no present disputes as to Taxes payable by Knightsbridge.

          7.15 Knightsbridge's Due Diligence. Knightsbridge shall use its independent judgment and make its own determination as to the scope and breadth of the due diligence investigation that Knightsbridge shall make relative to the Assets.

     8. Covenants.

          8.1 Transfer and Retention of Records. After the Closing, Newco, on the one hand, and Kirkland, on the other hand, upon reasonable prior written notice from the other party or parties, as applicable, shall give such other party or parties, as applicable, and their respective representatives, employees, counsel and accountants, access, during normal business hours and at their principal place of business, to the books and records relating to the Business, but solely with respect to periods prior to the Closing Date, and shall permit such persons to examine and copy such records to the extent reasonably requested in connection with the preparation of Tax and financial reporting matters, audits, legal proceedings, governmental investigations and other business purposes; provided, however, that nothing herein shall obligate Newco or Kirkland, as the case may be, to (i) take actions that would unreasonably disrupt the normal course of business of Newco or Kirkland, as applicable; (ii) violate the terms of any contract to which Newco or Kirkland, as applicable, is a party or to which Newco or Kirkland, as applicable, is bound or by which any of the assets of Newco or Kirkland, as applicable, is subject;
(iii) grant access to any of its proprietary, confidential or classified information (including, without limitation, any Confidential and Proprietary Information); or (iv) waive any right to assert the attorney-client privilege or any other privilege with respect to any document.

          8.2 Employee Matters; Use of Premises by Knightsbridge.


               (a) Newco shall offer employment to the employees of Kirkland at the same positions held while such employees were employed by Kirkland. Any changes to these positions will be made in accordance with the Newco Operating Agreement.

               (b) Newco shall not be deemed to be a successor employer with respect to the employment of any of Kirkland's employees or with respect to any benefit plans maintained for the benefit of Kirkland's employees. In the event any of Kirkland's employees shall be deemed to have been terminated by reason of the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, all liability for any severance and other similar benefits to any such Kirkland employee shall be the sole responsibility of Kirkland.

               (c) Newco shall provide Knightsbridge employees, approved by Newco's Manager, with full and complete access to, the Building and Parcel, and Knightsbridge may designate the Building as its principal executive offices for all of its business purposes, without limitation, in connection with its business operations and in public filings to be made by Knightsbridge with the Securities and Exchange Commission. Knightsbridge shall be entitled to utilize the administrative services and employees of Newco and three offices at costs to be agreed upon between Newco and Knightsbridge and on an annual basis.

          8.3 Tax Matters. Kirkland (i) shall cause to be prepared and duly and timely filed all Tax Returns with respect to the Assets for all periods on or prior to the Closing Date for sales, bulk sales, use, real or personal property or other transfer, excise, recording fees and charges and similar Taxes (including, without limitation, any such Tax Returns required to be filed as a result of, or in connection with, the sale, assignment, conveyance and transfer of the Assets to Newco or the transactions contemplated hereby) and (ii) shall be solely responsible for the payment of such Taxes accruing prior to the Closing Date. Each of Kirkland, the Equityholder, Newco and Knightsbridge shall cooperate (and shall cause their tax professionals to cooperate) with each other in connection with any Tax matter relating to the Assets or Assumed Liabilities or the transactions contemplated by this Agreement arising from periods on or before the Closing Date.

          8.4 Use of Kirkland Name in Competing Business. Each of Kirkland, the Equityholder and their Affiliates covenant and agree not to use the name "Kirkland" in any business that is competitive with the Business, it being understood by the parties that Kirkland Vineyards, LLC and/or Cattle is not engaged in a competitive business for purposes of this Section and may utilize the "Kirkland" name in connection with these businesses.

          8.5 Bulk Sales. Kirkland and Newco hereby agree to (i) comply with any and all "bulk transfer" law or similar statute, rule or regulation including, without limitation, laws under the uniform commercial code and any similar applicable laws and such laws relating to Taxes ("Bulk Transfer Laws") and (ii) jointly and severally indemnify and hold harmless Newco and each of its members, directors, officers, employees, and agents from and against any and all liabilities (including without limitation, attorneys' fees thereof) arising out of any failure by any party to comply with any Bulk Transfer Laws.

          8.6 Repayment of Institutional Indebtedness. Prior to or simultaneously with the Closing, Kirkland and the Equityholder hereby agree to pay all of its institutional indebtedness, including bank debt owed to Prudential, and Kirkland shall cause UCC-3 termination statements to be filed with respect to any security interest filings by any holders of institutional indebtedness, and provide other customary and reasonable documents and instruments to evidence repayment of such institutional indebtedness, as Newco shall reasonably require, and shall jointly and severally indemnify and hold harmless Newco and each of its members, directors, officers, employees, and agents from and against any and all liabilities (including without limitation, attorneys' fees thereof) arising out of any failure by any party to pay off its institutional indebtedness with Prudential.

          8.6.1 Indemnification by Kirkland. For a period of three years from the Closing Date, Kirkland shall indemnify Newco and hold Newco harmless from any liability owed by Newco on the last Four Million Dollars ($4,000,000) of principal indebtedness of the Financing ($20,000,000) owed to Citigroup.

          8.7 Public Statements. Following the Closing Date, Knightsbridge shall issue a press release with respect to the terms and conditions of this Agreement as required by Law or a Governmental Authority and shall make any and all filings required to be made with the Securities and Exchange Commission under the Securities Act and the Exchange Act.

     9. Conditions to the Obligations to Close. The obligations of Kirkland and Knightsbridge to close the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver of the following conditions.

          9.1 Representations and Warranties. The representations and warranties for all parties made on the date hereof shall be true and correct as if such representations and warranties have been made on the Closing Date.

          9.2 Performance of Obligations. Each party shall have performed in all material respects its obligations under this Agreement required to be performed on or prior to the Closing Date.

          9.3 No Material Adverse Change. Since the date of this Agreement, there shall not have been any material adverse change in the financial condition, results of operations, assets, properties, liabilities, business or prospects of Kirkland, Newco or Knightsbridge.

          9.4 Closing Deliveries. All documents required to be delivered by each party under Section 4 of this Agreement shall have been delivered on or before the Closing Date.

          9.5 Financing. On or prior to the Closing Date, Kirkland and Knightsbridge shall mutually arrange to obtain bank financing for Newco from Citigroup on terms and conditions reasonably acceptable to each of Kirkland and Knightsbridge and on substantially similar terms and conditions as set forth in that certain commitment letter from Citigroup, with gross proceeds of not less than $20,000,000 (the "Financing"). The Financing shall be used to pay off any and all obligations owed to Prudential, to consummate the transactions contemplated hereunder and to provide working capital to operate the business of Newco following the Closing.

     10. Indemnification.

          10.1 Indemnification by Kirkland.

          Kirkland, hereby agrees to defend, indemnify and hold Newco, Knightsbridge, and their respective Affiliates (collectively, a "Knightsbridge Indemnified Party"), harmless from, against and in respect of any and all costs, damages, charges or expenses of any nature (whether or not arising out of third party claims), including reasonable attorneys' fees (collectively, "Losses"), incurred directly by a Knightsbridge Indemnified Party, arising out of any of the following: (i) any inaccuracy or breach of any representation or warranty of Kirkland or the Equityholder contained in this Agreement, or any Kirkland Document; (ii) any liability, obligation or responsibility of Kirkland or the Equityholder or which in any way relates to the Business or the Assets that is not an Assumed Liability; and (iii) any breach of any agreement, covenant or obligation of Kirkland or Equityholder contained in this Agreement. A Knightsbridge Indemnified Party shall give Kirkland and the Equityholder prompt written notice of any third party claim which may give rise to any indemnity obligation under this Section 10.1, together with the estimated amount of such claim, and Kirkland and the Equityholder shall have the right to assume the defense of any such claim through counsel of its own choosing, by so notifying the Knightsbridge Indemnified Party within thirty (30) days of receipt of such written notice; provided, however, that Kirkland counsel shall be reasonably satisfactory to the Knightsbridge Indemnified Party. Failure to give prompt notice shall not affect the indemnification obligations hereunder in the absence of actual prejudice. If a Knightsbridge Indemnified Party desires to participate in any such defense assumed by Kirkland and the Equityholder, it may do so at its sole cost and expense. If Kirkland and the Equityholder decline to assume any such defense, the Knightsbridge Indemnified Party shall have the right to undertake the defense, compromise or settlement of such claim and Kirkland and the Equityholder shall be liable for all reasonable costs and expenses of defending such claim incurred by the Knightsbridge Indemnified Party, including reasonable fees and disbursements of counsel. Neither party shall, without the prior written consent of the other party, which shall not be unreasonably withheld, settle, compromise or offer to settle or compromise any such claim or demand on a basis which would result in the imposition of a consent order, injunction or decree which would restrict the future activity or conduct of the other party or any subsidiary or affiliate thereof or if such settlement or compromise does not include an unconditional release of the other party for any liability arising out of such claim or demand or any related claim or demand.

          10.2 Indemnification by Knightsbridge. Knightsbridge shall defend, indemnify and hold Kirkland, the Equityholder and their respective Affiliates (collectively, a "Kirkland Indemnified Party") harmless from and against and in respect of any and all Losses, incurred directly by Kirkland and the Equityholder arising out of any of the following: (i) any inaccuracy or breach of any representation or warranty of Knightsbridge contained in this Agreement; or (ii) any breach of any agreement, covenant or obligation of Knightsbridge in this Agreement. The Kirkland Indemnified Party shall give Newco prompt written notice of any third party claim which may give rise to any indemnity obligation under this Section 10.2, together with the estimated amount of such claim, and Newco shall have the right to assume the defense of any such claim through counsel of its own choosing, by so notifying the Kirkland Indemnified Party within thirty (30) days of receipt of such written notice; provided, however, that Newco's counsel shall be reasonably satisfactory to the Kirkland Indemnified Party. Failure to give prompt notice shall not affect the indemnification obligations hereunder in the absence of actual prejudice. If the Kirkland Indemnified Party desires to participate in any such defense assumed by Newco, it may do so at its sole cost and expense. If Newco declines to assume any such defense, the Kirkland Indemnified Party shall have the right to undertake the defense, compromise or settlement of such claim and Newco shall be liable for all costs and expenses of defending such claim incurred by the Kirkland Indemnified Party, including reasonable fees and disbursements of counsel. Neither party shall, without the prior written consent of the other party, which shall not be unreasonably withheld, settle, compromise or offer to settle or compromise any such claim or demand on a basis which would result in the imposition of a consent order, injunction or decree which would restrict the future activity or conduct of the other party or any subsidiary or affiliate thereof or if such settlement or compromise does not include an unconditional release of the other party for any liability arising out of such claim or demand.

          10.3 Right to Indemnification Not Affected by Knowledge or Waiver.

               (a) The right to indemnification hereunder, payment of Losses or other remedy based upon breach of any representation, warranty, covenant, agreement or obligation of a party hereunder shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date (including, without limitation, the due diligence investigation engaged in by Kirkland, Newco, Knightsbridge and their respective representatives), with respect to the accuracy or inaccuracy of or compliance or noncompliance with, any such representation, warranty, covenant, agreement or obligation.

               (b) The waiver of any condition to a party's obligation to effectuate the Closing and consummate the transactions contemplated hereby, where such condition is based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant, agreement or obligation, will not affect the right to indemnification, payment of Losses or other remedy based on such representation, warranty, covenant, agreement or obligation.

          10.4 Indemnification Amount. Kirkland and Knightsbridge shall have liability for indemnification with respect to any Loss based upon Section 10 hereof from the first dollar of Loss. Anything to the contrary notwithstanding, except with respect to any claims for indemnification based upon fraud, Kirkland and Knightsbridge shall have no liability for indemnification to the extent that the aggregate amount of all Losses with respect to such matters exceeds an amount equal to one million dollars ($1,000,000) (the "Indemnification Limit").

          10.5 Time Limitations.

               (a) Except for any liability with respect to a claim with respect to a breach of any representation or warranty or any covenant, agreement or obligation of Kirkland or the Equityholder based upon fraud, Kirkland shall have no liability with respect to the matters described in Section 10 unless, on or before the date that is the three (3) year anniversary of the Closing Date, Knightsbridge or Newco, as applicable, files a claim against Kirkland in writing.

               (b) Except for any liability with respect to any claim with respect to a breach of any representation, warranty, covenant, agreement or obligation of Knightsbridge of Newco based upon fraud, Knightsbridge shall have no liability with respect to the matters described in Section 10 unless, on or before the date that is the three (3) year anniversary of the Closing Date, Kirkland or Newco, as applicable, files a claim against Knightsbridge in writing.

     11. Miscellaneous.

          11.1 Attorneys Fees and Costs and Transaction Taxes. Newco shall pay all sales, use, transfer, vehicle transfer, real property transfer (including any deed recording fee), recording, gains and other similar Taxes, if any, which may be payable with respect to the consummation of the transactions contemplated by this Agreement and attorneys fees of Kirkland and Knightsbridge not to exceed $40,000 each.

          11.2 Expenses. Except as otherwise expressly provided in this Agreement, each party hereto shall pay its own costs and expenses incurred in connection with or incidental to the preparation and negotiations of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, attorneys' fees and expenses).

          11.3 Amendment. This Agreement may not be modified, amended, altered or supplemented, except by a written agreement executed by each of the parties hereto.

          11.4 Entire Agreement. This Agreement, including the schedules and exhibits hereto, and the instruments and other documents delivered pursuant to this Agreement, the Kirkland Documents, and the Newco Documents, contain the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter.

          11.5 Waiver. Any waiver of any breach of or failure to comply with any provision or condition of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision or condition, or a waiver of any other breach of, or failure to comply with, any other provision or condition of this Agreement, any such waiver to be limited to the specific matter and instance for which it is given. No waiver of any such breach or failure or of any provision or condition of this Agreement shall be effective unless in a written instrument signed by the party granting the waiver and delivered to the other party hereto in the manner provided for hereunder in
Section 11.6. No failure or delay by either party to enforce or exercise its rights hereunder shall be deemed a waiver hereof, nor shall any single or partial exercise of any such right or any abandonment or discontinuance of steps to enforce such rights, preclude any other or further exercise thereof or the exercise of any other right.

          11.6 Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (a) if personally delivered, on the Business Day of such delivery (as evidenced by the receipt of the personal delivery service), (b) if mailed certified or registered mail return receipt requested, four (4) Business Days after being mailed, or (c) if delivered by overnight courier (with all charges having been prepaid), on the Business Day after such delivery (as evidenced by the receipt of the overnight courier service of recognized standing) or (d) if delivered by facsimile transmission, on the Business Day of such delivery if sent before 6:00 p.m. in the time zone of the recipients or if sent after that time, on the next succeeding Business Day (as evidenced by the printed confirmation of delivery generated by the sending party's telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 11.6), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second Business Day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses:

                  If to Kirkland or the Equityholder:


                  Kirkland Ranch, LLC
                  P.O. Box 5387
                  One Kirkland Ranch Road
                  Napa, California  94581
                  Attention:  Mr. Larry Kirkland
                  Telecopier:

                  with a copy to:

                  Merrill, Nomura & Molineux LLP
                  6400 Village Parkway
                  Dublin, CA  94568
                  Attention:  Charles E. Merrill, Esq.
                  Telecopier:    925-833-1001



                  If to Knightsbridge:


                  Knightsbridge Fine Wines, Inc.
                  65 Shrewsbury Road
                  Livingston, NJ  07039
                  Attention:  Mr. Joel Shapiro
                  Telecopier:

                  with a copy to:


                  Jenkens & Gilchrist Parker Chapin LLP
                  The Chrysler Building
                  405 Lexington Avenue
                  New York, NY  10174
                  Attention:  Martin Eric Weisberg, Esq.
                  Telecopier:    212-704-6288

or to such other address as any party may specify by notice given to the other party in accordance with this Section 11.6.

          11.7 Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE, WITHOUT REGARD TO ANY OF ITS PRINCIPLES OF CONFLICTS OF LAWS OR OTHER LAWS WHICH WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED WITHOUT REGARD TO ANY ARBITRATION PRESUMPTION AGAINST THE PARTY CAUSING THIS AGREEMENT TO BE DRAFTED. EACH OF THE PARTIES UNCONDITIONALLY AND IRREVOCABLY

CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA, COUNTY OF SAN FRANCISCO, AND THE FEDERAL DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH OF THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN ANY SUCH COURT.

          11.8 Severability. Without limiting anything set forth in Section 11.8 hereof, the parties agree that should any provision of this Agreement be held to be invalid, illegal or unenforceable in any jurisdiction, that holding shall be effective only to the extent of such invalidity, illegally or unenforceability without invalidating or rendering illegal or unenforceable the remaining provisions hereof, and any such invalidity, illegally or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. It is the intent of the parties that this Agreement be fully enforced to the fullest extent permitted by applicable law.

          11.9 Binding Effect; Assignment. This Agreement and the rights and obligations hereunder may not be assigned by any party hereto without the prior written consent of the other parties hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns and the heirs, estate and legal representatives of the Equityholder.

          11.10 Headings. The section headings contained in this Agreement (including, without limitation, section headings and headings in the exhibits and schedules) are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate. References to the singular shall include the plural and vice versa.

          11.11 Third Parties. Except as expressly permitted herein, nothing herein is intended or shall be construed to confer upon or give to any Person, other than the parties hereto and the Persons claiming a right to indemnification under Section 10 hereof, any rights, privileges or remedies under or by reason of this Agreement.

          11.12 Counterparts. This Agreement may be executed in two (2) or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same document. This Agreement shall become effective when one or more counterparts, taken together, shall have been executed and delivered by all of the parties.

          11.13 Confidentiality. After the Closing Date, and except as may be required by applicable law or pursuant to Section 8.7, none of the parties shall, directly or indirectly, disclose the terms and provisions of this Agreement, and the transactions contemplated thereby, including, without limitation, the existence of this Agreement and the other agreements executed and delivered in connection with the transactions contemplated thereby, to any person or entity, other than to its attorneys, accountants, bankers, shareholders, employees, directors, officers or professional advisors.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by a duly authorized officer of each party hereto as of the date first above written.

                              KIRKLAND RANCH, LLC

                              By:
                                  ---------------------------------------------
                                  Name: Larry Kirkland
                                  Title: Manager



                             KNIGHTSBRIDGE FINE WINES, INC.

                             By:
                                 ----------------------------------------------
                                 Name: Joel Shapiro
                                 Title: Chief Executive Officer



                           KIRKLAND KNIGHTSBRIDGE, LLC

                             By: Kirkland Winery, LLC, Its Member

                             By:
                                 ----------------------------------------------
                                 Name: Larry Kirkland
                                 Title: General  Manager



                             --------------------------------------------------
                             Larry Kirkland

                                   APPENDIX I

                  "Accounts Receivable" means all trade accounts receivable and all notes, bonds and other evidences of indebtedness of and rights to receive payment, including, without limitation, rebates, refunds and similar payments and any rights of Kirkland and/or the Equityholder with respect to any third party collection procedures or any other actions or proceedings relating to the Business which have been commenced in connection therewith and any other item that would be characterized as an account receivable in accordance with GAAP.

                  "Actual Knowledge" shall mean those matters of which the applicable person has actual knowledge, and in the case of Kirkland, shall be Larry Kirkland and Debi Kirkland, without inquiry.

                  "Affiliate" of any Person means any stockholder, member, Person or entity controlling, controlled by or under common control with such Person, or any director, officer, manager or key employee of such Person or any of the respective immediate family members of such Person. For purposes of this definition, the term "control", when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings that correspond to the foregoing.

                  "Authorizations" means all licenses, permits, franchises, approvals, authorizations, qualifications, concessions or the like, issued or granted by any federal, state, local or foreign Governmental Entity or by any nongovernmental entity to any Person or which in any way relate to the Business or the Assets.

                   "Business Day" means a day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation which Kirkland or any ERISA Affiliate (as defined herein) on or before Closing has sponsored, maintained or contributed to or has had any obligation, liability (whether contingent or other), or responsibility.

                  "Environment" means all air, surface water, groundwater or land, including, without limitation, land surface or subsurface, including, without limitation, all fish, wildlife, biota and all other natural resources.


                                      (i)

                  "Environmental Claim" means any and all administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings or other communications (whether written or oral), whether criminal or civil, pursuant to or relating to any applicable Environmental Law by any Person (including, but not limited to, any Governmental Entity or citizens' group) based upon, alleging, asserting, or claiming any actual or potential (a) violation of or liability under any Environmental Law, (b) violation of any Environmental Permit, or (c) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines or penalties arising out of, based on, resulting from or related to the presence, Release or threatened Release into the Environment of any Hazardous Substance at any location, including, but not limited to, any off-Site location to which any Hazardous Substance or materials containing any Hazardous Substance were sent for handling, storage, treatment or disposal.

                  "Environmental Law" means any and all current federal, state, local, provincial and foreign, civil and criminal laws, statutes, ordinances, orders, codes, rules, regulations, Environmental Permits, policies, guidance documents, judgments, decrees, injunctions, or agreements with any Governmental Entity, relating to the protection of health and the Environment, worker health and safety, and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, or Release of Hazardous Substance, including, but not limited to: the Clean Air Act, 42 U.S.C.ss.7401 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.ss.9601 et seq.; the Federal Water Pollution Control Act, 33 U.S.C.ss.1251 et seq.; the Hazardous Material Transportation Act, 49 U.S.C.ss.1801 et seq.; the Federal Insecticide Fungicide and Rodenticide Act, 7 U.S.C.ss.136 et seq.; the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C.ss.6901 et seq.; the Toxic Substances Control Act, 15 U.S.C.ss.2601 et seq.; the Occupational Safety and Health Act of 1970, 29 U.S.C.ss.651 et seq.; the Oil Pollution Act of 1990, 33 U.S.C.ss.2701 et seq.; and the state analogies thereto; and any common law doctrine, including, but not limited to, negligence, nuisance, trespass, personal injury, or property damage related to or arising out of the presence, Release, or exposure to a Hazardous Substance.

                  "Environmental Permit" means any federal, state, local, provincial, or foreign permits, licenses, consents or Authorizations required by any Governmental Entity under or in connection with any Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental Entity under any applicable Environmental Law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

                  "ERISA Affiliate" means any entity which is, or within the last six years was, a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included Kirkland.

                                      (ii)

                  "GAAP" means generally accepted accounting principles in effect in the United States of America at the time of any determination, and which are applied on a consistent basis. All accounting terms used in this Agreement which are not expressly defined in this Agreement shall have the meanings given to those terms by GAAP, unless the context of this Agreement otherwise requires.

                  "Governmental Entity" means any court, tribunal, arbitrator, executive or regulatory authority, tax authority, agency, commission, official or other instrumentality of the United States of America, any foreign country or any domestic or foreign state, county, city, municipality or other political subdivision.

                  "Hazardous Substance" means petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls, and any other chemicals, materials, substances or wastes, in any amount or concentration, which are now or hereafter become defined or regulated as "hazardous substances", "hazardous materials", "hazardous wastes", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "pollutants", "regulated substances", "solid wastes" or "contaminants" or words of similar import under any Environmental Law.

                  "Intangibles" means the Intellectual Property Rights, including, without limitation, all trade secrets, designs and methodologies, formulae, recipes, research and development, inventions (whether or not patentable) and other proprietary processes and information of any kind not directly used in connection with the Business but being developed or considered for development any time during the last five (5) years by Kirkland or by others for the benefit of Kirkland or the Equityholder for use in connection with the Business.

                  "Intellectual Property Rights" means all United States of America and foreign: patents; copyrights, trademarks; trade names; service marks; brand names; business and product names; uniform resource locators ("URL's"); Internet domain names; Internet websites and the electronic files, content and layout related thereto; email addresses; listings in telephone books and directories and internet directories; browser, search engines and hyper-links; logos; symbols; trade dress; design and representation or expressions of any of the foregoing; all registrations or applications for registration of any of the foregoing; and all databases; source codes; object codes; computer programs and computer software in any form or medium, in each case that are owned by Kirkland and/or were, are or may be used in connection with the Business or held for use or being developed by Kirkland or by others for the benefit of Kirkland or the Equityholder for use in connection with the Business; and all trade secrets; industrial or manufacturing models; tools, methods and processes; formulae; recipes; research and development; inventions (whether or not patentable); know-how; manufacturing, engineering and other drawings and blueprints; technology; technical information; engineering data; design and engineering specifications; and other proprietary processes and information of any kind owned by Kirkland or the Equityholder and which were, are or may be used in connection with the Business or any of the Assets.

                  "Inventory" means all of Kirkland's inventories of products, whether raw materials, work-in-process or finished goods, all goods used in the Business, all of Kirkland's

                                     (iii)
merchandising, promotional and packaging supplies and materials which are held at, or are in transit from or to, any of the locations at which any aspect of the operations of Kirkland and/or the Business is conducted, or which are used by or held for the benefit of Kirkland, and any other item of Kirkland which would be characterized as inventory.

                  "Best of knowledge" shall mean those matters of which the applicable Person has actual knowledge, and which, in the case of Kirkland, shall include Mr. Larry Kirkland and Debi Kirkland after reasonable inquiry of the Kirkland members. In the case of Knightsbridge, the applicable Person shall be Joel Shapiro after reasonable inquiry.

                  "Legal Requirement" of a Person means any statute, rule, regulation or other provision of law, or any order, judgment or other direction of a court, arbitration panel or other tribunal resolution or any Governmental Entity, or any other requirement, permit, registration, license or Authorization applicable to such Person, or to any of its properties, assets or business.

                  "Liens" means any liens, charges, encumbrances, options, rights of first refusal, security interests, claims, mortgages, pledges, charges, easements, obligations or any other encumbrances (including, without limitation, any conditional sale or other title retention agreement or any lease in the nature thereof and any agreement to grant or to permit or suffer to exist any of the foregoing) or third party rights or equitable interests of any nature whatsoever.

                  "Material Adverse Effect" shall mean an adverse effect on the assets, properties, operations, prospects or condition (financial or otherwise) of the Business or the Assets resulting in any Losses of Kirkland which Losses equal or exceed the amount of $25,000 individually or $50,000 in the aggregate.

                  "Permitted Liens" means those liens exceptions to title referenced in the title insurance policy issued to Newco and Kirkland Cattle Company for the land securing the $20,000,000 loan by Citigroup and such other liens as disclosed in the schedules to this Agreement.

                  "Person" means any natural individual, corporation, partnership, joint venture, trust, limited liability company, association, organization, firm or other entity.

                  "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Substance into the Environment.

                  "Site" means any real property (including but not limited to the Parcel) currently or previously owned or leased, used or operated by Kirkland, any predecessors of Kirkland or any entities previously owned by Kirkland, including, without limitation, all soil, subsoil, surface waters and groundwater thereat.

                  "Tax" or "Taxes" means any and all taxes, charges, fees, levies, deficiencies or other assessments of any nature whatsoever, including, without limitation, any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (pursuant to Section 59A of the Code or otherwise), custom duties, capital stock, net worth, franchise, recording, employee's income

                                      (iv)
withholding, foreign withholding, social security (or its equivalent), unemployment, disability, real property, personal property, intangible property, sales, use, alcohol, transfer, value added, occupancy, registration, customs, recording, gains, alternative or add-on minimum, estimated or other taxes, charge, fee, levy, deficiency or other assessment of whatever kind or nature, including any interest, penalties or additions to tax in respect of any of the foregoing, whether disputed or not, and any obligation to indemnify, assume or succeed to the liability of any other Person in respect of any of the foregoing (including, without limitation, as a transferee (pursuant to Section 6901 of the Code or otherwise), as a result of Treasury Regulation ss.1.1502-6 or similar provision of applicable law, or as a result of a tax sharing or similar agreement, arrangement or understanding).

                  "Tax Return" means any federal, state, local or foreign return, declaration, report, claim for refund or credit, document, or other information or filing (including any schedule or exhibit thereto) that is filed or required to be supplied to any Governmental Entity or Regulatory Authority in respect of or relating to any Tax, and any amendment thereof, whether on a consolidated, combined, unitary or separate basis.

                  "Third Party Claim" means a claim or demand made by any Person who is not a party to this Agreement including, without limitation, any corporation, Governmental Entity or other third party against an Indemnitee.

                                      (v)